EXHIBIT 10(k)

AMENDMENT NUMBER ONE

TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 24, 2003, is entered into between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation formerly known as Foothill Capital Corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, “Agent” and together with the Lenders, collectively, the “Lender Group”), and, on the other hand, CHI-CHI’S, INC., a Delaware corporation (“Chi-Chi’s”), KOO KOO ROO, INC., a Delaware corporation (“KKR”; KKR, together with Chi-Chi’s, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), PRANDIUM, INC., a Delaware corporation, FRI-MRD CORPORATION, a Delaware corporation, FRI-ADMIN CORPORATION, a Delaware corporation, CCMR OF TIMONIUM, INC., a Delaware corporation, CCMR OF MARYLAND, INC., a Delaware corporation, CCMR OF CATONSVILLE, INC., a Kentucky corporation, CCMR OF GREENBELT, INC., a Kentucky corporation, CCMR OF RITCHIE HIGHWAY, INC., a Kentucky corporation, CCMR OF CUMBERLAND, INC., a Kentucky corporation, CCMR OF HARFORD COUNTY, INC., a Kentucky corporation, MAINTENANCE SUPPORT GROUP, INC., a Kentucky corporation, CCMR OF FREDERICK, INC., a Kentucky corporation, CHI-CHI’S OF WEST VIRGINIA, INC., a Kentucky corporation, and THE HAMLET GROUP, INC., a California corporation.

W I T N E S S E T H

WHEREAS, the Borrowers and the Guarantors previously entered into that certain Loan and Security Agreement, dated as of July 2, 2002 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), with the Lender Group pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers; and

WHEREAS, the Borrowers, the Guarantors, and the Lender Group have agreed to amend the Loan Agreement as provided in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    CONSTRUCTION.    Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.    AMENDMENT TO LOAN AGREEMENT.

(a)    Section 1.1 of the Loan Agreement hereby is amended by adding the following new definitions therein in alphabetical order:

““Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, and (b) to the extent not covered by clause (a), the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or capitalized assets of, or the capital Stock of, any other Person.”

““C-C Transaction Documents” means that certain Agreement to Transfer and Joint Escrow Instructions, dated as of May 14, 2003, by and between, on the one hand, C-C, Ltd.-1 Partnership and, on the other hand, Chi-Chi’s, Chi-Chi’s of Michigan, Inc., Chi-Chi’s of Indiana, Inc., Chi-Chi’s of Ohio, Inc., and Chi-Chi’s of Georgia, Inc., together with all exhibits and schedules thereto, and all other agreements or documents to be entered into or executed in connection with such agreement in form and substance satisfactory to Agent, and, in each case, certified as being true, correct, and complete by an officer of Chi-Chi’s.”

““C-C Transactions” means the transactions contemplated by the C-C Transaction Documents relative to the Real Property listed on Schedule F-1.”

““Excess Proceeds Amount” means the lesser of (a) an amount equal to 50% of the aggregate amount of Net Cash Proceeds received from the C-C Transactions from and after the date that the aggregate amount of Net Cash Proceeds received from the C-C Transactions is equal to or greater than $6,000,000, and (b) an amount established by Agent in its sole discretion.”

““First Amendment” means that certain Amendment Number One to Loan and Security Agreement, dated as of July 24, 2003, by and among the Obligors and the Lender Group.”

““First Amendment Effective Date” means July 24, 2003.”

““Fixed Charges” means with respect to Prandium and its Subsidiaries for any period, the sum, without duplication, of (a) Interest Expense, (b) principal payments required to be paid during such period in respect of Indebtedness, and (c) all federal, state, and local income taxes accrued for such period.”

““Fixed Charge Coverage Ratio” means, with respect to Prandium and its Subsidiaries for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) Fixed Charges for such period.”

““Interest Expense” means, for any period, the aggregate of the interest expense of Prandium and its Subsidiaries (other than (i) non-cash interest expenses in respect of the New FRI-MRD Notes, (ii) anniversary and amendment fees owed to Agent, which are reported as interest expenses, and (iii) non-cash amortization of debt issuance costs incurred as of the Closing Date) for such period, determined on a consolidated basis in accordance with GAAP.”

““Net Cash Proceeds” means, with respect to any sale or other disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom only (a) Chi-Chi’s rental obligations as specified in the C-C Transaction Documents, (b) reasonable expenses related thereto reasonably incurred by such Person or such Affiliate in connection therewith, and (c) transfer taxes paid by such Person or such Affiliate in connection therewith.”

(b)    Section 1.1 of the Loan Agreement hereby is amended by amending and restating the following definitions in their entirety to read as follows:

““Maximum Amount” means, as of any date of determination (a) from the Closing Date through the First Amendment Effective Date, $15,000,000, (b) from the First Amendment Effective Date through the date that an aggregate amount equal to or less than $3,000,000 of Net Cash Proceeds is received from the C-C Transactions, an amount equal to $15,000,000 minus the aggregate amount of Net Cash Proceeds received from the C-C Transactions as of such date, (c) from the date that an aggregate amount equal to or greater than $3,000,000 of Net Cash Proceeds is received from the C-C Transactions through the date that an aggregate amount equal to or less than $6,000,000 of Net Cash Proceeds is received from the C-C Transactions, an amount equal to $12,000,000, and (d) from and after the date that an aggregate amount equal to or greater than $6,000,000 of Net Cash Proceeds is received from the C-C Transactions, an amount equal to $12,000,000 minus the Excess Proceeds Amount.”

““Maximum Revolver Amount” means (a) from the Closing Date through the First Amendment Effective Date, $4,000,000, (b) from the First Amendment Effective Date through the date that an aggregate amount equal to or greater than $6,000,000 of Net Cash Proceeds is received from the C-C Transactions, $5,000,000, and (c) from and after the date that an aggregate amount equal to or greater than $6,000,000 of Net Cash Proceeds is received from the C-C Transactions, an amount equal to $5,000,000 minus the Excess Proceeds Amount.”

(c)    The definition of “Permitted Dispositions” contained in the Loan Agreement hereby is amended by adding the following new subsection (j) immediately after subsection (i) appearing in such definition:

“(j) the C-C Transactions so long as (i) no Default or Event of Default shall have occurred or be continuing at the time of any proposed C-C Transaction, (ii) Chi-Chi’s shall have delivered to Agent the C-C Transaction Documents, (iii) each C-C Transaction shall have been consummated in accordance with the terms of the C-C Transaction Documents, (iv) all Net Cash Proceeds received from each C-C Transaction shall be remitted to the Agent’s Account and applied thereto in accordance with Section 2.4, (v) all proceeds up to the first $3,000,000 of Net Cash Proceeds received from the C-C Transactions shall be used to repay, in part, the Obligations and upon remittance of such proceeds, the Maximum Amount shall be permanently reduced by a corresponding amount, and (vi) with respect to all proceeds in excess of the first $6,000,000 of Net Cash Proceeds received from the C-C Transactions, an amount equal to the Excess Proceeds Amount shall be used to repay, in part, the Obligations and upon remittance of such proceeds, the Maximum Amount shall be permanently reduced by a corresponding amount.”

(d)    The first sentence of Section 2.1(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the least of (i) the Maximum Revolver Amount less the Liquidity Reserve, (ii) the Maximum Amount less the Letter of

Credit Usage, or (iii) the Borrowing Base less the Letter of Credit Usage.”

(e)    Section 3.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“3.4    Term.    This Agreement shall continue in full force and effect for a term ending on June 30, 2004 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default. Concurrent with the consummation of the HGI Sale in accordance with the applicable provisions of this Agreement, HGI shall be released from all Obligations and shall no longer be a party to the Loan Agreement and any other Loan Document to which HGI is a party.”

(f)    Section 6.2 of the Loan Agreement hereby is amended by adding the word “and” immediately after subsection (e) appearing in such Section and adding the following new subsection (f) immediately after subsection (e):

“(f)    on a monthly basis, and in any event, by no later than the 15th day following the end of each month during the term of this Agreement, a detailed calculation of the Borrowing Base,”

(g)    Section 6.3(a) of the Loan Agreement hereby is amended by adding the word “and” immediately after subsection (ii) appearing in such Section and adding the following new subsection (iii) immediately after subsection (ii):

“(iii)    detailed account information satisfactory to Agent (including the name and address of the financial institution, the name of the account, and the daily account balances) for (A) any Securities Account or any deposit account which had a balance in excess of $10,000 at any time during such period, and (B) all Securities Accounts and deposit accounts which, in the aggregate, had a balance in excess of $250,000 at any time during such period.”

(h)    Section 7.20 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.20    Financial Covenants.

(a)    EBITDA.    In the case of Prandium and its Subsidiaries (other than HGI and the HGI Subsidiaries), on a consolidated basis, fail to maintain EBITDA measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period

$6,710,000	For the 9 month period ending September 29, 2002

$9,545,000	For the trailing 12 month period ending December 29, 2002

$9,545,000	For the trailing 12 month period ending March 30, 2003

$5,543,000	For the trailing 12 month period ending June 29, 2003

$5,543,000	For the trailing 12 month period ending September 29, 2003

$5,543,000	For the trailing 12 month period ending December 29, 2003

$9,545,000	For the trailing 12 month period ending each fiscal quarter thereafter”

(b)    Fixed Charge Coverage Ratio.    In the case of Prandium and its Subsidiaries (other than HGI and the HGI Subsidiaries), on a consolidated basis, fail to maintain a Fixed Charge Coverage Ratio, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period

1.15:1.00	For the trailing 12 month period ending June 29, 2003

1.15:1.00	For the trailing 12 month period ending September 29, 2003

1.15:1.00	For the trailing 12 month period ending December 29, 2003

1.15:1.00	For the trailing 12 month period ending March 30, 2004

1.15:1.00	For the trailing 12 month period ending each fiscal quarter thereafter”

(i)    The Loan Agreement hereby is amended by inserting the following new Section 7.22 immediately after Section 7.21:

“7.22    Schedule F-1 Property.

(a)      Permit any of the parcels of Real Property listed on Schedule F-1 (or any leasehold interest in any such parcels) to be encumbered by any Liens (other than Permitted Liens);

(b)    Permit any of the parcels of Real Property listed on Schedule F-1 to be owned by any Obligor for longer than 35 days without (i) executing and delivering to Agent any and all mortgages and other documents, in form and substance reasonably satisfactory to Agent, that Agent may request in its Permitted Discretion to perfect and continue perfected Agent’s Liens on each parcel of Real Property listed on Schedule F-1, and (ii) delivering to Agent a title insurance policy (or marked commitments to issue the same) for each parcel of Real Property listed on Schedule F-1, issued by a title insurance company reasonably satisfactory to Agent in amounts reasonably satisfactory to Agent assuring Agent that the mortgage on such Real Property is a valid and enforceable first priority mortgage Lien on such Real Property free and clear of all defects and encumbrances except Permitted Liens, and such mortgagee title insurance policy otherwise shall be in form and substance reasonably satisfactory to Agent; or

(c)    Permit any of the parcels of Real Property listed on Schedule F-1 to be leased by any Obligor on or after May 1, 2004 without (i) executing and delivering to Agent any and all leasehold mortgages and other documents, in form and substance reasonably satisfactory to Agent, that Agent may request in its Permitted Discretion to perfect and continue perfected Agent’s Liens on each leasehold interest in each parcel of Real Property listed on Schedule F-1, (ii) delivering to Agent a title insurance policy (or marked commitments to issue the same) for each parcel of Real Property listed on Schedule F-1, issued by a title insurance company reasonably satisfactory to Agent in amounts reasonably satisfactory to Agent assuring Agent that the leasehold mortgage on such Real Property is a valid and enforceable first priority leasehold mortgage Lien on such Real Property free and clear of all defects and encumbrances except Permitted Liens, and such mortgagee title insurance policy otherwise shall be in form and substance reasonably satisfactory to Agent, and (iii) delivering to Agent a landlord waiver and consent, together with a memoranda of lease, executed by the applicable Obligor and the landlord of each parcel of Real Property listed on Schedule F-1 in favor of Agent, with respect to such Obligor’s leasehold interests in such Real Property, in form and substance reasonably satisfactory to Agent.”

(j)    Schedule D-1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“Account number 4296-911985 and account number 4763-395365 of Borrower’s Designated Account Bank, or such other deposit account of Borrowers (located within the United States) that has been designated as such, in writing, by Borrowers to Agent.

‘Designated Account Bank’ means Wells Fargo Bank, N.A., whose office is located at P.O. Box 63020, San Francisco, CA 94163 and whose ABA number is 121000248.”

(k)    The Loan Agreement hereby is amended by attaching to and incorporating into the Loan Agreement Schedule F-1 attached to this Amendment.

3.    CONDITIONS PRECEDENT TO THIS AMENDMENT.    The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)    Agent shall have received a non-refundable amendment fee in an amount equal to $225,000, which shall be fully earned and paid in full in immediately available funds and which may be charged to the Loan Account;

(b)    Agent shall have received an amendment to the Fee Letter, in form and substance satisfactory to Agent;

(c)    The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date;

(d)    Agent shall have received a counterpart of this Amendment, duly executed by Borrowers and Guarantors and the same shall be in full force and effect;

(e)    No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(f)    No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrowers, Guarantors, or the Lender Group.

4.    CONDITIONS SUBSEQUENT TO THIS AMENDMENT.    The satisfaction of each of the following shall constitute conditions subsequent to the effectiveness of this Amendment and each and every provision hereof (and the failure to satisfy any of the following conditions shall constitute an Event of Default):

(a)    On or before August 15, 2003, Agent shall have received evidence satisfactory to Agent that all proceeds in all accounts at Comerica Bank shall have been transferred to an account subject to a Control Agreement;

(b)    On or before August 21, 2003, Chi-Chi’s shall execute and deliver to Agent (i) an assignment and all other documents that Agent may request, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected or better perfect Agent’s Liens on those certain promissory notes issued by C-C, Ltd.-1 Partnership in favor of Chi-Chi’s, and (ii) if reasonably necessary in the sole and absolute discretion of Agent, an amendment to the Agreement to Transfer and Joint Escrow Instructions to allow Agent to foreclose on such promissory notes and which is otherwise in form and substance reasonably satisfactory to Agent; and

(c)    On or before August 21, 2003, Chi-Chi’s shall execute and deliver to Agent an assignment and all other documents that Agent may request, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected or better perfect Agent’s Liens on those certain mortgages executed by C-C, Ltd.-1 Partnership in favor of Chi-Chi’s.

5.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

6.    ENTIRE AGREEMENT; EFFECT OF AMENDMENT.    This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supercedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of, any right, power, or remedy of the Lender Group as in effect prior to the date hereof. The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents. This Amendment is a Loan Document.

7.    COUNTERPARTS; TELEFACSIMILE EXECUTION.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8. MISCELLANEOUS.

(a)    Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b)    Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

CHI-CHI’S, INC., a Delaware corporation, as Borrower

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

KOO KOO ROO, INC., a Delaware corporation, as Borrower

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

PRANDIUM, INC., a Delaware corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	Executive Vice President and Chief Financial Officer

FRI-MRD CORPORATION, a Delaware corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

FRI-ADMIN CORPORATION, a Delaware corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

CCMR OF TIMONIUM, INC., a Delaware corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

CCMR OF MARYLAND, INC., a Delaware corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

CCMR OF CATONSVILLE, INC., a Kentucky corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

CCMR OF GREENBELT, INC., a Kentucky corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

CCMR OF RITCHIE HIGHWAY, INC., a Kentucky corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

CCMR OF CUMBERLAND, INC., a Kentucky corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	Vice President and Co-treasurer

CCMR OF HARFORD COUNTY, INC., a Kentucky corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

MAINTENANCE SUPPORT GROUP, INC., a Kentucky corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

CCMR OF FREDERICK, INC., a Kentucky corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

CHI-CHI’S OF WEST VIRGINIA, INC., a Kentucky corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

THE HAMLET GROUP, INC., a Kentucky corporation, as a Guarantor

By:	/s/ Robert T. Trebing, Jr.
Title:	President and Treasurer

WELLS FARGO FOOTHILL, INC., a California corporation formerly known as Foothill Capital Corporation, as Agent and as a Lender

By:	/s/ Jim Farner
Title:	Vice President

Schedule F-1

Unit No.	Unit Name	Street Address
CHI0352	Southgate	14980 Dix Toledo Highway, Southgate, MI 48195

CHI7040	Granger	512 West Cleveland Road, Granger, IN 46530

CHI0054	Columbus 2(Brice Rd)	2455 Brice Road, Columbus, OH 43068

CHI0058	Saginaw	4837 Bay Road, Saginaw, MI 48603

CHI0071	Boardman	1320 Boardman Poland Road, Youngstown, OH 44514

CHI0078	Indy 4 (Old Trials)	7720 Old Trails, Indianapolis, IN 46219